Exhibit 2.1

Execution Version

FIRST AMENDMENT TO CRES SHARE PURCHASE AGREEMENT

This amendment, dated June 20, 2011 (this “Amendment”), is made and entered into by and among ING Real Estate Investment Management Holding B.V., ING Bank N.V., CB Richard Ellis, Inc. and CB Richard Ellis Group, Inc. to amend that certain Share Purchase Agreement, dated as of February 15, 2011 among ING Real Estate Investment Management Holding B.V. and Others and CB Richard Ellis, Inc. and Others, regarding the sale of ING Clarion Real Estate Securities LLC and certain affiliates (the “CRES SPA”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the CRES SPA.

WHEREAS,

A.	Section 5.20 of the CRES SPA requires that the Sellers’ Representative use its reasonable best efforts to deliver certain financial statements to the Purchasers’ Representative, within prescribed time periods, as further detailed in Annex 14 to the CRES SPA.

B.	The parties hereto desire to amend the CRES SPA in accordance with Section 10.14 of the CRES SPA to replace Annex 14 of the CRES SPA.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section	1.01. Amendment of Annex 14 of the CRES SPA.

(a) Annex 14 of the CRES SPA shall be deleted in its entirety and replaced with the contents of Appendix 1 attached hereto.

Section	1.02. Miscellaneous

(a) Continuing Effect. Except as specifically amended by this Amendment, the CRES SPA shall remain unamended and in full force and effect.

(b) Counterparts. This Amendment may be executed in one or more counterparts, including via facsimile or electronic email transmission of a copy, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

(c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS THAT WOULD HAVE THE EFFECT OF GIVING EFFECT TO THE LAWS OF ANOTHER JURISDICTION). Each party acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Amendment and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for equitable and injunctive relief permitted hereunder, each party hereby waives the claim or defense that a remedy at Law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Amendment specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of equitable and injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Amendment.

(d) Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Federal district court for the Southern District of New York or the courts of the State of New York sitting in the

Borough of Manhattan in connection with any dispute that arises out of this Amendment, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Amendment in any `court other than the Federal district court for the Southern District of New York or the courts of the State of New York sitting in the Borough of Manhattan unless venue would not be proper under rules applicable in such courts. Notwithstanding the previous sentence, a party may commence any such action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(e) Effectiveness. This Amendment shall come into full force and effect upon its execution and delivery by each of the parties named on the signature pages hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

ING REAL ESTATE INVESTMENT MANAGEMENT HOLDING B.V., as Sellers’ Representative:

By:	/s/ WILLIAM CONNELLY
Name:	William Connelly
Title:	CEO

By:	/s/ TJEERD BORSTLAP
Name:	Tjeerd Borstlap
Title:	CFO

[Signature page to the First CRES SPA Amendment Agreement]

ING BANK N.V., as Sellers’ Guarantor under the CRES SPA

By:	/s/ WILLIAM CONNELLY
Name:	William Connelly
Title:

By:	/s/ DIEDERIK VAN WASSENAER
Name:	Diederik Van Wassenaer
Title:

[Signature page to the First CRES SPA Amendment Agreement]

CB RICHARD ELLIS, INC., as Purchasers’ Representative and Share Purchaser:

By:	/s/ GIL BOROK
Name:	Gil Borok
Title:	Executive Vice President and Chief Financial Officer

[Signature page to the First CRES SPA Amendment Agreement]

CB RICHARD ELLIS GROUP, INC., as Purchasers’ Parent Company under the CRES SPA:

By:	/s/ GIL BOROK
Name:	Gil Borok
Title:	Executive Vice President and Chief Financial Officer

[Signature page to the First CRES SPA Amendment Agreement]

APPENDIX 1

(Appendix Begins on the Following Page)

Annex 14

Pre-Closing Financial Statements

In connection with the Adobe transactions, CBRE will require financials post signing of the stock purchase agreement as detailed below.

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Audited financial statements combined for CRES, ING REIM Europe and Asia, after intercompany eliminations, (the “Combined Businesses”) as of December 31, 2010 and for the year ended December 31, 2010, prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the International Accounting Standards Board (IASB) and prepared on a carve-out basis of presentation pursuant to United States Securities and Exchange Commission (the “SEC”) guidelines (the “Audited Financial Statements”). Subject to the assumptions set out in Appendix 1, Adobe will provide the aforementioned IFRS financial statements as soon as reasonably possible but no later than May 15th, 2011.

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A balance sheet as of December 31, 2010 and an income statement for the year ended December 31, 2010 of the Combined Businesses, prepared under U.S. Generally Accepted Accounting Principles (U.S. GAAP) (the “December 31, 2010 U.S. GAAP Financial Information”) for inclusion in CBRE’s pro forma financial information prepared in accordance with Article 11 of Regulation S-X of the SEC. The December 31, 2010 U.S. GAAP Financial Information are not a part of the Audited Financial Statements referred to above. Subject to the assumptions set out in Appendix 1, Adobe will provide the December 31, 2010 U.S. GAAP Financial Information as soon as reasonably possible but no later than May 15th, 2011.

IFRS financial statements for the Combined Businesses for the most recent interim period (or for such period as the businesses were owned by ING) will be prepared by Adobe on the same basis as the Audited Financial Statements and reviewed in accordance with Statement of Auditing Standards 100 (“SAS 100”) by the independent registered public accountants of the Combined Businesses (the “Interim Financial Statements”) as follows:

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IFRS financial statements as of and for the three months ended March 31, 2011 and 2010 (the “Q1 Interim Financial Statements”) will be prepared as soon as reasonably possible but no later than May 15th, 2011, subject to the assumptions set out in Appendix 1.

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IFRS financial statements as of and for the six months ended June 30, 2011 and 2010 (the “Q2 Interim Financial Statements”) will be prepared as soon as reasonably possible but no later than August 15th, 2011, subject to the assumptions set out in Appendix 1.

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IFRS financial statements as of and for the nine months ended September 30, 2011 and 2010 (the “Q3 Interim Financial Statements”) will be prepared as soon as reasonablypossible but no later than November 14th 2011, subject to the assumptions set out in Appendix 1.

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In addition, an interim balance sheet and an interim income statement will be prepared on the same basis as the December 31, 2010 U.S. GAAP Financial Information as of the most recent balance sheet date and for the most recent interim income statement period in 2011 pursuant to the periods and timing referred to in the immediately preceding three bullet points above (the “Interim U.S. GAAP Financial Information” and together with the December 31, 2010 U.S. GAAP Information, the “U.S. GAAP Financial Information”) for inclusion in CBRE’s pro forma financial information prepared in accordance with Article 11 of Regulation S-X of the SEC. The Interim U.S. GAAP Financial Information are not part of the Q1, Q2 and Q3 Interim Financial Statements referred to above and thus will not be subject to the SAS 100 review. Subject to the assumptions set out in Appendix 1, Adobe will provide the aforementioned U.S. GAAP Financial Information as soon as reasonably possible but no later than May 15th, 2011 for the Q1 Interim U.S. GAAP Financial Information, August 15th, 2011 for the Q2 U.S. GAAP Interim Financial Information, and November 14th, 2011 for the Q3 U.S. GAAP Interim Financial Information.

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To the extent that the required financial information discussed above is needed for the ING REIM Europe and Asia combined businesses (but within the timeframe specified above), Adobe will provide such statements to CBRE by the later of 30 days from the date of such specific request or:

•	For Audited Financial Statements and the unaudited December 31, 2010 U.S. GAAP Financial Information by May 15th, 2011, subject to the assumptions set out in Appendix 1.

•	For Q1 Interim Financial Statements by May 15th, 2011, subject to the assumptions set out in Appendix 1.

•	For Q2 Interim Financial Statements by August 15th, 2011, subject to the assumptions set out in Appendix 1.

•	For Q3 Interim Financial Statements by November 14th 2011, subject to the assumptions set out in Appendix 1.

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For the Interim U.S. GAAP Financial Information by May 15th, 2011 for the Q1 Interim U.S. GAAP Financial Information, August 15th, 2011 for the Q2 U.S. GAAP Interim Financial Information, and November 14th, 2011 for the Q3 U.S. GAAP Interim Financial Information.

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See also #3 in Appendix 1. Should one or more of the acquisitions of the businesses not close, Adobe will provide CBRE with the required financial information noted above for those businesses by the later of 30 days from the date of such specific request or:

•	For Audited Financial Statements and the unaudited December 31, 2010 U.S. GAAP Financial Information by May 15th, 2011, subject to the assumptions set out in Appendix 1.

•	For Q1 Interim Financial Statements by May 15th, 2011, subject to the assumptions set out in Appendix 1.

•	For Q2 Interim Financial Statements by August 15th, 2011, subject to the assumptions set out in Appendix 1.

•	For Q3 Interim Financial Statements by November 14th 2011, subject to the assumptions set out in Appendix 1.

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For the Interim U.S. GAAP Financial Information by May 15th, 2011 for the Q1 Interim U.S. GAAP Financial Information, August 15th, 2011 for the Q2 U.S. GAAP Interim Financial Information, and November 14th, 2011 for the Q3 U.S. GAAP Interim Financial Information.

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Appendix 1

The delivery of the requested Adobe financial statements and financial information is subject to the following assumptions:

1.	Adobe meets the requirements of, and is classified as, a “first-time adopter” of IFRS and accordingly, qualifies for the SEC’s accommodation to enable a first-time adopter of IFRS to provide two years, rather than three years, of statements of income, changes in shareholders’ equity, and cash flows prepared in accordance with IFRS. As such, in this scenario, Adobe would only be required to prepare 2009 and 2010 Audited Financial Statements for the Combined Businesses.

2.	With CBRE’s prior approval, Adobe may elect to present only one year of Audited Financial Statements instead of the two years noted above. This one year of Audited Financial Statements will be presented without any prior year comparative financial information.

3.	The closing of the planned Adobe transactions will be carried out within 4 business days plus 71 calendar days of each other during one of the following time periods:

a.	From May 10, 2011 to August 8, 2011

b.	From August 9, 2011 to November 8, 2011

c.	From November 9, 2011 to February 13, 2012

If the planned Adobe transactions do not close in the timeframes mentioned above, Adobe will provide CBRE with the required financial information noted above in this Annex for the ING REIM Europe and Asia combined businesses in order to satisfy CBRE’s reporting requirements. Should one or more of acquisitions of the businesses not close, Adobe will provide CBRE with the required financial information noted above in this Annex for those businesses that close.

4.	Adobe will work on a best efforts basis to obtain the necessary information from the Funds in order to complete the requested reporting requirements. However, should obtaining the necessary information be prohibited or significantly delayed by third parties (eg. other third-party Fund Investors, regulators, etc) then Adobe and CBRE will work together on a revised timeline that reflects as little delay as possible from the original deadlines.

5.	On a best effort basis, Adobe will accommodate any changes in these assumptions that would not reasonably be expected to result in delays to the delivery dates noted in this document.

Adobe will also attempt to accommodate any other events that are outside the control of Adobe, although such events may result in delays to the delivery dates noted in this Annex. Notwithstanding, Adobe will use its best efforts to deliver the required financial information as soon as reasonably possible.

6.

CBRE will provide a list of the Co-investment Entities, any of the entities listed in [    ] (“Co-investment Entities”), that they plan to purchase from either ING Groep or its consolidated subsidiaries and the U.S. dollar amounts that are to be invested in each of the individual Co-investment Entities by February 28th, 2011. Adobe and CBRE will mutually agree, per the contract, on the list and U.S. dollar amounts by March 15th, 2011.

7.	Adobe’s combined IFRS financial statements will include only the Co-investment Entities being acquired by CBRE directly from ING Groep or its consolidated subsidiaries.

8.	Adobe’s U.S. GAAP Financial Information will include only the Co-investment Entities being acquired by CBRE directly from ING Groep or its consolidated subsidiaries.

9.	CBRE and Adobe will work together to identify any funds that may require consolidation as a result of Fund co-investments. CBRE intends to direct those co-investments in a manner that minimizes consolidation of additional Funds. Adobe will complete its assessment of the funds and provide this list of funds to be consolidated to CBRE by March 15, 2011. CBRE will review and agree with the final list of funds to be consolidated by March 21, 2011.

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10.	CBRE will assist Adobe in identifying which Funds meet the definition of an investment company under Accounting Standards Codification (ASC) 946-10-05-2 and, accordingly, the assets and liabilities of such entities can be accounted for at fair value through profit and loss for the purposes of preparing Adobe’s U.S. GAAP Financial Information. For purposes of determining fair value, Adobe will be able to utilize the valuation as determined in each entity’s individual financial statements in the preparation of the U.S. GAAP Financial Information.

11.	Should CBRE or the SEC have any new or revised reporting requirements, including as a result of a change in assumptions described in this Annex, Adobe and CBRE will negotiate in good faith the new reporting timelines for the revised or new reporting needs to the degree that the net impact of such changes affects the critical path work flow. BothAdobe and CBRE will work together on a best efforts basis to complete these revised reporting requirements as early as possible.

12.	E&Y will perform their audit and SAS 100 review of the applicable IFRS Adobe financial statements specified in this Annex in a manner designed to accommodate the above noted deadlines and on an individualized business basis (ie, separate review of each of CRES, Europe and Asia) in order to accommodate more easily any potential change in reporting requirements.

13.	E&Y will provide a SAS 72 type comfort letter covering the applicable IFRS Adobe financial statements in conjunction with a CBRE debt or equity offering after delivery of such financial statements.

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